Exhibit 99.1

Contact:

Mike Willoughby	Todd Fromer / Garth Russell
Chief Executive Officer	Investor Relations
or Thomas J. Madden	KCSA Strategic Communications
Chief Financial Officer	(212) 896-1215 / (212) 896-1250
(972) 881-2900	tfromer@kcsa.com / grussell@kcsa.com

PFSweb Reports First Quarter 2013 Results

- - -

Strategic Relationship with transcosmos Positions PFSweb for Strong New Business Potential in Asia

and with Asian Brands Looking to Establish an eCommerce Presence in the U.S. and Europe

Allen, Texas, May 15, 2013 — PFSweb, Inc. (Nasdaq: PFSW), an international provider of end-to-end eCommerce solutions, today announced its financial results for the quarter ended March 31, 2013.

“We are very excited about several significant developments in our business that we believe strongly position PFSweb for solid growth and enhanced shareholder value in the future. We have recently won several new and expanded client relationships, including a promising new agreement with a leading Fortune 500 retailer of apparel and home fashion, and we have seen an increase in our sales pipeline to approximately $50 million, based on client projections,” stated Mike Willoughby, Chief Executive Officer at PFSweb.

“We are also excited to announce a definitive agreement to form a strategic relationship with transcosmos inc., through which we will gain access to both their Asian-based global client brands looking to expand into the U.S. and European markets, and their extensive infrastructure to support our clients’ expansion into Asia, including Japan, China and South Korea. As part of the relationship, transcosmos is acquiring a 19.9% equity position in PFSweb through a direct investment of approximately $14.7 million. This influx of capital will play an important role in allowing PFSweb to accelerate its ongoing growth initiatives,” continued Mr. Willoughby.

“While we are pleased with our results from the first quarter ended March 31, 2013, we continue to expect CY2013 to be a transition year for us as we wind down certain previously announced client programs. However, through a combination of organic and new growth opportunities, coupled with operational changes aimed to drive business efficiencies and cost reductions, we believe we are establishing the appropriate framework to usher PFSweb into a period of exciting growth starting in 2014,” Mr. Willoughby added.

Summary of consolidated results for the first quarter ended March 31, 2013:

•	Service Fee revenue decreased slightly to $28.0 million, compared to $28.4 million for the same period in 2012; Service Fee Equivalent Revenue (as defined) decreased 4% to $30.0 million, compared to $31.2 million for the same period in 2012;

•	Total revenue decreased 13% to $63.1 million, compared to $72.8 million for the first quarter of 2012;

•	Adjusted EBITDA (as defined) increased 12% to $2.9 million, compared to $2.6 million for the same period in 2012; Adjusted EBITDA for the first quarter of 2013 included an incremental benefit of approximately $0.6 million applicable to certain client transition related agreements, which we also expect to continue into the second quarter of CY2013;

•	Net loss was $2.6 million, or $0.20 per basic and diluted share, compared to net loss of $1.3 million, or $0.10 per basic and diluted share, for the first quarter of 2012; Net loss for the first quarter of 2013 included $2.3 million of restructuring and other charges while net loss for the first quarter of 2012 included $1.0 million of move related expenses and lease termination costs;

•	Non-GAAP net income (as defined) was $21,000, or $0.00 per basic and diluted share, compared to non-GAAP net income of $77,000, or $0.01 per basic and diluted share, for the quarter ended March 31, 2012.

Mr. Willoughby continued, “The financial results for the first quarter reflect certain impacts from the previously announced client transitions and restructuring related activities. We continue to expect that we will experience reduced revenue and profit in the second and third quarters of 2013, as compared to the first quarter of 2013, as these client programs continue to transition. We then expect an improvement in our fourth quarter as we realize increased benefits from new and expanded client relationships, including potential new clients through our new transcosmos relationship, and seasonal client volumes. We believe we are making the appropriate adjustments to our operations and staffing to address the reduced revenue level, while still supporting our long-term growth initiatives.

“We are excited about the positive momentum in the business, including the incremental new business opportunities we anticipate from our transcosmos relationship. Given the ramp up time required to contract and implement new client solutions, we expect the benefits of these opportunities will primarily be reflected in our CY014 and forward results. As such, we are reaffirming our guidance for calendar year 2013, with Service Fee Equivalent Revenue expected to be in the range of $110 million to $115 million, and Adjusted EBITDA in the range of $8 million to $10 million, excluding the impact of restructuring and other related expenses which we expect to continue, but to a lesser extent, into the second quarter,” Mr. Willoughby concluded.

Conference Call Information

Management will host a conference call at 11:00 am Eastern Time (10:00 am Central Time) on Wednesday, May 15, 2013, to discuss the latest corporate developments and results. To listen to the call, please dial (888) 562-3356 and enter pin number 69039308 at least five minutes before the scheduled start time. Investors can also access the call in a “listen only” mode via the Internet at the Company’s website, www.pfsweb.com or www.kcsa.com. Please allow extra time prior to the call to visit the site and download any necessary audio software.

A digital replay of the conference call will be available through June 14, 2013 at (855) 859-2056, pin number 69039308. The replay also will be available at the Company’s website for a limited time.

Non-GAAP Financial Measures

This news release may contain certain non-GAAP measures, including non-GAAP net income (loss), Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and Service Fee Equivalent Revenue.

Non-GAAP net income (loss) represents net income (loss) calculated in accordance with U.S. GAAP as adjusted for the impact of non-cash stock-based compensation expense, restructuring and other charges, lease termination costs and certain move related expenses.

EBITDA represents earnings (or losses) before interest, income taxes, depreciation, and amortization. Adjusted EBITDA further eliminates the effect of stock-based compensation, restructuring and other charges, lease termination costs and certain move related expenses.

Service Fee Equivalent Revenue represents service fee revenue plus the gross profit earned on product revenue.

Non-GAAP net income (loss), EBITDA, Adjusted EBITDA and Service Fee Equivalent Revenue are used by management, analysts, investors and other interested parties in evaluating our operating performance compared to that of other companies in our industry. The calculation of non-GAAP net income (loss) eliminates the effect of stock-based compensation, restructuring and other charges, lease termination costs and certain move related expenses and EBITDA and Adjusted EBITDA further eliminate the effect of financing, income taxes and the accounting effects of capital spending, which items may vary from different companies for reasons unrelated to overall operating performance. Service Fee Equivalent Revenue allows client contracts with similar operational support models but different financial models to be combined as if all contracts were being operated on a service fee revenue basis.

PFSweb believes these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

About PFSweb, Inc.

PFSweb is engaged by iconic brands to enable and manage customized eCommerce and omni-channel commerce initiatives. PFSweb’s iCommerce Hub(SM) technology ecosystem offers retailers a multi-channel order management system that allows partner/client data integration and international payment processing. PFSweb’s iCommerce Professional Service(SM) provides interactive marketing services, eCommerce web site development and support services, IT development services, content management, customer intelligence and relationship and account management services. PFSweb’s iCommerce Centers of Excellence(SM) provides global fulfillment and logistics, high-touch customer care, client financial services and technology hosting.

Together, PFSweb’s iCommerce Solutions allows for international reach and expertise in both direct-to-consumer and business-to-business initiatives. PFSweb supports organizations across multiple industries including Procter & Gamble, L’Oreal, LEGO, Columbia Sportswear, Sorel, Carter’s, AAFES, Riverbed, Ricoh, Hawker Beechcraft Corp, Roots Canada Ltd., Diageo, BCBGMAXAZRIA, BCBGENERATION and HERVÉ LÉGER BY MAX AZRIA. PFSweb is headquartered in Allen, TX with additional locations in Tennessee, Mississippi, Canada, Belgium, and the Philippines.

To find out more about PFSweb (NASDAQ: PFSW), visit the company’s website at http://www.PFSweb.com.

The matters discussed herein consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. PFSweb’s Annual Report on Form 10-K for the year ended December 31, 2012 identifies certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the Annual and Quarterly Reports and the Risk Factors described therein. PFSweb undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.

(Financial Tables Below)

PFSweb, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations (A)

(In Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2013	2012
REVENUES:
Product revenue, net	$25,482	$34,551
Service fee revenue	28,002	28,378
Pass-thru revenue	9,657	9,839

Total revenues	63,141	72,768

COSTS OF REVENUES:
Cost of product revenue	23,515	31,682
Cost of service fee revenue	19,258	21,655
Cost of pass-thru revenue	9,657	9,839

Total costs of revenues	52,430	63,176

Gross profit	10,711	9,592
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	12,801	10,504

Income (loss) from operations	(2,090)	(912)
INTEREST EXPENSE, NET	218	264

Income (loss) before income taxes	(2,308)	(1,176)
INCOME TAX PROVISION (BENEFIT)	267	109

NET INCOME (LOSS)	$(2,575)	$(1,285)

NON-GAAP INCOME (LOSS)	$21	$77

NET INCOME (LOSS) PER SHARE:
Basic	$(0.20)	$(0.10)

Diluted	$(0.20)	$(0.10)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	12,786	12,765

Diluted	12,786	12,765

EBITDA	$318	$1,230

ADJUSTED EBITDA	$2,914	$2,592

(A)	The financial data above should be read in conjunction with the audited consolidated financial statements of PFSweb, Inc. included in its Form 10-K for the year ended December 31, 2012.

PFSweb, Inc. and Subsidiaries

Reconciliation of certain Non-GAAP Items to GAAP

(In Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2013	2012
NET INCOME (LOSS)	$(2,575)	$(1,285)
Income tax expense	267	109
Interest expense, net	218	264
Depreciation and amortization	2,408	2,142

EBITDA	$318	$1,230
Stock-based compensation	303	340
Restructuring and other charges	2,293	—
Lease termination costs	—	450
Move related expenses	—	572

ADJUSTED EBITDA	$2,914	$2,592

	Three Months Ended
	March 31,
	2013	2012
NET INCOME (LOSS)	$(2,575)	$(1,285)
Stock-based compensation	303	340
Restructuring and other charges	2,293	—
Lease terminations costs	—	450
Move related expenses	—	572

NON-GAAP INCOME (LOSS)	$21	$77

NET INCOME (LOSS) PER SHARE:
Basic	$(0.20)	$(0.10)

Diluted	$(0.20)	$(0.10)

NON-GAAP INCOME (LOSS) Per Share:
Basic	$0.00	$0.01

Diluted	$0.00	$0.01

	Three Months Ended
	March 31,
	2013	2012
TOTAL REVENUES	$63,141	$72,768
Pass-thru revenue	(9,657)	(9,839)
Cost of product revenue	(23,515)	(31,682)

SERVICE FEE EQUIVALENT REVENUE	$29,969	$31,247

PFSweb, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In Thousands, Except Share Data)

	March 31,	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$17,951	$19,626
Restricted cash	362	283
Accounts receivable, net of allowance for doubtful accounts of $404 and $450 at March 31, 2013 and December 31, 2012, respectively	40,501	45,684
Inventories, net of reserves of $1,752 and $1,789 at March 31, 2013 and December 31, 2012, respectively	20,643	24,654
Other receivables	7,712	7,675
Prepaid expenses and other current assets	4,325	4,346

Total current assets	91,494	102,268

PROPERTY AND EQUIPMENT, net	27,045	27,917
OTHER ASSETS	3,009	3,286

Total assets	121,548	133,471

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$19,290	$16,660
Trade accounts payable	31,988	40,493
Deferred revenue	6,943	6,648
Accrued expenses	20,860	23,097

Total current liabilities	79,081	86,898
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	4,664	5,400
DEFERRED REVENUE	6,889	7,562
DEFERRED RENT	5,375	5,560

Total liabilities	96,009	105,420

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.001 par value; 35,000,000 shares authorized; 12,825,418 and 12,812,386 shares issued at March 31, 2013 and December 31, 2012, respectively; and 12,791,951 and 12,778,919 shares outstanding as of March 31, 2013 and December 31, 2012, respectively	13	13
Additional paid-in capital	106,340	106,018
Accumulated deficit	(81,984)	(79,409)
Accumulated other comprehensive income	1,295	1,554
Treasury stock at cost, 33,467 shares	(125)	(125)

Total shareholders’ equity	25,539	28,051

Total liabilities and shareholders’ equity	$121,548	$133,471

PFSweb, Inc. and Subsidiaries

Unaudited Consolidating Statements of Operations

For the Three Months Ended March 31, 2013

(In Thousands)

		Business &
	PFSweb	Retail Connect	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$25,482	$—	$25,482
Service fee revenue	26,441	1,561	—	28,002
Service fee revenue - affiliate	2,355	362	(2,717)	—
Pass-thru revenue	9,657	—	—	9,657

Total revenues	38,453	27,405	(2,717)	63,141

COSTS OF REVENUES:
Cost of product revenue	—	23,515	—	23,515
Cost of service fee revenue	19,780	1,647	(2,169)	19,258
Cost of pass-thru revenue	9,657	—	—	9,657

Total costs of revenues	29,437	25,162	(2,169)	52,430

Gross profit	9,016	2,243	(548)	10,711
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	11,563	1,786	(548)	12,801

Income (loss) from operations	(2,547)	457	—	(2,090)
INTEREST EXPENSE, NET	67	151	—	218

Income (loss) before income taxes	(2,614)	306	—	(2,308)
INCOME TAX PROVISION (BENEFIT)	120	147	—	267

NET INCOME (LOSS)	$(2,734)	$159	$—	$(2,575)

NON-GAAP NET INCOME (LOSS)	$(138)	$159	$—	$21

EBITDA	$(178)	$496	$—	$318

ADJUSTED EBITDA	$2,418	$496	$—	$2,914

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:
NET INCOME (LOSS)	$(2,734)	$159	$—	(2,575)
Income tax expense (benefit)	120	147	—	267
Interest expense, net	67	151	—	218
Depreciation and amortization	2,369	39	—	2,408

EBITDA	$(178)	$496	$—	$318
Stock-based compensation	303	—	—	303
Restructuring and other charges	2,293	—	—	2,293

ADJUSTED EBITDA	$2,418	$496	$—	$2,914

A reconciliation of NET INCOME (LOSS) to NON-GAAP NET INCOME (LOSS) follows:
NET INCOME (LOSS)	$(2,734)	$159	$—	$(2,575)
Stock-based compensation	303	—	—	303
Restructuring and other charges	2,293	—	—	2,293

NON-GAAP NET INCOME (LOSS)	$(138)	$159	$—	$21

Note: Business and Retail Connect includes our Supplies Distributors and PFSweb Retail Connect operations, which operate similar financial models on behalf of our client relationships.

PFSweb, Inc. and Subsidiaries

Unaudited Consolidating Statements of Operations

For the Three Months Ended March 31, 2012

(In Thousands)

		Business &
	PFSweb	Retail Connect	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$34,551	$—	$34,551
Service fee revenue	28,378	—	—	28,378
Service fee revenue—affiliate	1,462	174	(1,636)	—
Pass-thru revenue	9,839	—	—	9,839

Total revenues	39,679	34,725	(1,636)	72,768

COSTS OF REVENUES:
Cost of product revenue	—	31,682	—	31,682
Cost of service fee revenue	22,270	174	(789)	21,655
Cost of pass-thru revenue	9,839	—	—	9,839

Total costs of revenues	32,109	31,856	(789)	63,176

Gross profit	7,570	2,869	(847)	9,592
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	9,310	2,041	(847)	10,504

Income (loss) from operations	(1,740)	828	—	(912)
INTEREST EXPENSE, NET	34	230	—	264

Income (loss) before income taxes	(1,774)	598	—	(1,176)
INCOME TAX PROVISION (BENEFIT)	(116)	225	—	109

NET INCOME (LOSS)	$(1,658)	$373	$—	$(1,285)

NON-GAAP NET INCOME (LOSS)	$(296)	$373	$—	$77

EBITDA	$386	$844	$—	$1,230

ADJUSTED EBITDA	$1,748	$844	$—	$2,592

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:
NET INCOME (LOSS)	$(1,658)	$373	$—	(1,285)
Income tax expense (benefit)	(116)	225	—	109
Interest expense, net	34	230	—	264
Depreciation and amortization	2,126	16	—	2,142

EBITDA	$386	$844	$—	$1,230
Stock-based compensation	340	—	—	340
Lease termination costs	450			450
Move related expenses	572			572

ADJUSTED EBITDA	$1,748	$844	$—	$2,592

A reconciliation of NET INCOME (LOSS) to NON-GAAP NET INCOME (LOSS) follows:
NET INCOME (LOSS)	$(1,658)	$373	$—	$(1,285)
Stock-based compensation	340	—	—	340
Lease termination costs	450	—	—	450
Move related expenses	572	—	—	572

NON-GAAP NET INCOME (LOSS)	$(296)	$373	$—	$77

Note: Business and Retail Connect includes our Supplies Distributors and PFSweb Retail Connect operations, which operate similar financial models on behalf of our client relationships.

PFSweb, Inc. and Subsidiaries

Unaudited Condensed Consolidating Balance Sheets

as of March 31, 2013

(In Thousands)

	PFSweb	Business & Retail Connect	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,262	$6,689	$—	$17,951
Restricted cash	—	362	—	362
Accounts receivable, net	29,100	11,669	(268)	40,501
Inventories, net	—	20,643	—	20,643
Other receivables	—	7,712	—	7,712
Prepaid expenses and other current assets	2,850	1,475	—	4,325

Total current assets	43,212	48,550	(268)	91,494

PROPERTY AND EQUIPMENT, net	26,799	246	—	27,045
RECEIVABLE/INVESTMENT IN AFFILIATES	13,667	—	(13,667)	—
OTHER ASSETS	2,898	111	—	3,009

Total assets	86,576	48,907	(13,935)	121,548

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$14,099	$5,191	$—	$19,290
Trade accounts payable	7,900	24,356	(268)	31,988
Deferred revenue	6,921	22	—	6,943
Accrued expenses	15,196	5,664	—	20,860

Total current liabilities	44,116	35,233	(268)	79,081
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	4,664	—	—	4,664
PAYABLE TO AFFILIATES	—	22,995	(22,995)	—
DEFERRED REVENUE	6,889	—	—	6,889
DEFERRED RENT	5,333	42	—	5,375

Total liabilities	61,002	58,270	(23,263)	96,009

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Common stock	13	19	(19)	13
Capital contributions	—	1,000	(1,000)	—
Additional paid-in capital	106,340	28,059	(28,059)	106,340
Retained earnings (accumulated deficit)	(81,943)	(40,447)	40,406	(81,984)
Accumulated other comprehensive income	1,289	2,006	(2,000)	1,295
Treasury stock	(125)	—	—	(125)

Total shareholders’ equity	25,574	(9,363)	9,328	25,539

Total liabilities and shareholders’ equity	$86,576	$48,907	$(13,935)	$121,548

PFSweb, Inc. and Subsidiaries

Unaudited Condensed Consolidating Balance Sheets

as of December 31, 2012

(In Thousands)

	PFSweb	Business & Retail Connect	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,079	$6,547	$—	$19,626
Restricted cash	—	283	—	283
Accounts receivable, net	34,831	11,574	(721)	45,684
Inventories, net	—	24,654	—	24,654
Other receivables	—	7,675	—	7,675
Prepaid expenses and other current assets	2,817	1,529	—	4,346

Total current assets	50,727	52,262	(721)	102,268

PROPERTY AND EQUIPMENT, net	27,651	266	—	27,917
RECEIVABLE/INVESTMENT IN AFFILIATES	13,396	—	(13,396)	—
OTHER ASSETS	3,166	120	—	3,286

Total assets	94,940	52,648	(14,117)	133,471

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$13,072	$3,588	$—	$16,660
Trade accounts payable	12,109	29,105	(721)	40,493
Deferred revenue	6,573	75	—	6,648
Accrued expenses	16,743	6,354	—	23,097

Total current liabilities	48,497	39,122	(721)	86,898
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	5,400	—	—	5,400
PAYABLE TO AFFILIATES	—	22,795	(22,795)	—
DEFERRED REVENUE	7,562	—	—	7,562
DEFERRED RENT	5,482	78	—	5,560

Total liabilities	66,941	61,995	(23,516)	105,420

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Common stock	13	19	(19)	13
Capital contributions	—	1,000	(1,000)	—
Additional paid-in capital	106,018	28,059	(28,059)	106,018
Retained earnings (accumulated deficit)	(79,461)	(40,606)	40,658	(79,409)
Accumulated other comprehensive income	1,554	2,181	(2,181)	1,554
Treasury stock	(125)	—	—	(125)

Total shareholders’ equity	27,999	(9,347)	9,399	28,051

Total liabilities and shareholders’ equity	$94,940	$52,648	$(14,117)	$133,471

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